EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-106608, No. 333-108924, No. 333-10754, No.
333-110752, No. 333-82496, No. 333-91225, No. 333-91235, No. 333-133291 and No.
333-17105) and Form S-8 (No. 333-109595 and No. 333-82410) of our report dated
March 5, 2004 relating to the Consolidated Financial Statements of SpatiaLight, Inc., which appears in this Annual Report on Form 10-K/A.

/s/ BDO SEIDMAN, LLP

San Francisco, California
May 13, 2005